Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of BioPharmX Corporation (the “Company”) for the fiscal quarter ended April 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in his or her capacity as an officer of the company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2017
/s/ Anja Krammer
Anja Krammer
President
(Principal Executive Officer)

/s/ Greg Kitchener
Greg Kitchener
Chief Financial Officer
(Principal Financial Officer)